As filed with the Securities and Exchange Commission on August 13, 2013.

Registration No. 333-188186

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 6

TO

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

AASTROM BIOSCIENCES, INC.

(Exact name of registrant as specified in its charter)

Michigan (State or other jurisdiction of incorporation or organization)	94-3096597 (I.R.S. Employer Identification Number)

24 Frank Lloyd Wright Drive
Lobby K
Ann Arbor, Michigan 48105
(800) 556-0311
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Dominick C. Colangelo
President and Chief Executive Officer
Aastrom Biosciences, Inc.
Lobby K
Ann Arbor, Michigan 48105
(800) 556-0311
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Mitchell S. Bloom Danielle M. Lauzon Goodwin Procter LLP Exchange Place Boston, Massachusetts 02109 Telephone: (617) 570-1000 Facsimile: (617) 523-1231	Yvan-Claude Pierre Jodi L. Lashin Reed Smith LLP 599 Lexington Avenue New York, New York 10022 Telephone: (212) 521-5400 Facsimile: (212) 521-5450

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(a), may determine.

EXPLANATORY NOTE

This Amendment No. 6 to the Registration Statement on Form S-1 (File No. 333-188186) of Aastrom Biosciences, Inc. is being filed solely to file Exhibits 1.1 and 4.4.  Accordingly this Amendment No. 6 consists solely of the facing page, this explanatory note, the signature page, and the exhibit filed herewith.  This filing does not modify any provision of the Registration Statement except as specifically noted herein.

Part II—INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The expenses payable by Aastrom Biosciences, Inc. (the “Registrant” or the “Company”) in connection with the issuance and distribution of the securities being registered (other than underwriting discounts and commissions, if any) are set forth below.  Each item listed is estimated, except for the Securities and Exchange Commission (the “SEC”) registration fee and FINRA filing fee.

Securities and Exchange Commission registration fee	$3,137
FINRA filing fee	3,950
NASDAQ listing fee	65,000
Legal fees and expenses	150,000
Accounting fees and expenses	43,000
Printing fees and expenses	10,000
Transfer agent and registrar fees	5,000
Accountable expense allowance	75,000
Non-accountable expense allowance	150,000
Miscellaneous fees and expenses	4,913

Total	$510,000

Item 14. Indemnification of Directors and Officers

Sections 1561 through 1571 of the Michigan Business Corporation Act (the “MBCA”) authorize a corporation to grant or a court to award, indemnity to directors, officers, employees and agents in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act.

The Company’s amended and restated bylaws (the “Bylaws”) provide that the Company shall, to the fullest extent authorized or permitted by the MBCA, or other applicable law, indemnify a director or officer who was or is a party or is threatened to be made a party to any proceeding by or in the right of the Company to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the Company, against expenses, including actual and reasonable attorneys’ fees, and amounts paid in settlement incurred in connection with the action or suit, if the indemnitee acted in good faith and in a manner the person reasonably believed to be in, or not opposed to, the best interests of the Company or its shareholders. This section also requires the Company to advance expenses incurred by any agent of the Company in defending any proceeding prior to the final disposition of such proceeding upon receipt of an undertaking by or on behalf of the agent to repay such amount unless it shall be determined ultimately that the agent is entitled to be indemnified.

The Bylaws also authorize the Company to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Company against any liability asserted against or incurred by such person in such capacity or arising out of such person’s status as such, regardless of whether the Company would have the power to indemnify such person against such liability under the provisions of the MBCA.

The Company has entered into indemnification agreements with certain individuals which contain provisions that may in some respects be broader than the specific indemnification provisions contained under applicable law.  The indemnification agreement may require the Company, among other things, to indemnify such directors, officers and key personnel against certain liabilities that may arise by reason of their status or service as directors, officers or employees of the Company, to advance the expenses incurred by such parties as a result of any threatened claims or proceedings brought against them as to which they could be indemnified, and to the maximum extent that insurance coverage of such directors, officers and key employees under the Company’s directors’ and officers’ liability insurance policies is maintained.

Section 1209 of the MBCA permits a Michigan corporation to include in its articles of incorporation a provision eliminating or limiting a director’s liability to a corporation or its shareholders for monetary damages for breaches of fiduciary duty.  The enabling statute provides, however, that liability for breaches of the duty of loyalty, acts or omissions not in good faith or involving intentional misconduct or knowing violations of the law, or the receipt of improper personal benefits cannot be eliminated or limited in this manner.  The Company’s Restated Articles of Incorporation (as amended, the “Charter”) includes a provision which eliminates, to the fullest extent permitted by the MBCA, director liability for monetary damages for breaches of fiduciary duty.

Item 15. Recent Sales of Unregistered Securities

The following is a summary of all securities that we have sold within the past three years without registration under the Securities Act of 1933, as amended.

On March 9, 2012, the Company entered into a Securities Purchase Agreement with Eastern Capital Limited, a Cayman exempted company (“ECL”), to sell 12,308 shares of Series B-1 Non-Voting Preferred Stock in a private placement to ECL, an “accredited investor” (as defined in Regulation D) under the Securities Act, at a price of $3,250.00 per share.  The Series B-1 Shares were exchanged on a one-for-one basis for shares of the Series B-2 Voting Preferred Stock of the Company.  The sales of the shares of Series B preferred stock were made only to a select number of accredited investors in reliance upon the exemptions from registration afforded by Rule 506 of Regulation D as promulgated by the SEC under the Securities Act and/or Section 4(2) of the Securities Act.

On June 27, 2012, the Company entered into separate warrant exchange agreements with each of certain holders of the Company’s outstanding warrants to purchase the Company’s common stock, issued in connection with the Company’s December 2010 public offering, with an exercise price of $3.22 and an expiration date of December 15, 2015.  Pursuant to such warrant exchange agreements, on June 27, 2012, the Company issued an aggregate of 3,833,334 shares of Common Stock to Great Point Partners and its affiliated investment funds, Heights Capital Management and its affiliated investment funds, Deerfield Capital and its affiliated investment funds, and Millenium Management and its affiliated investment funds in exchange for the surrender of an aggregate of 7,666,666 warrants.

On July 30, 2012, the Company announced the results of its previously announced offer to exchange (the “Exchange Offer”) any warrant to purchase shares of common stock, no par value per share, of the Company issued in connection with the Company’s December 2010 public offering, that was tendered and accepted, for shares of the Company’s common stock.  Such Exchange Offer was made upon the terms and subject to the conditions set forth in the Company’s offer to exchange, dated June 28, 2012, and in the related Exchange Offer materials filed as exhibits to the Tender Offer Statement on Schedule TO originally filed with the Securities and Exchange Commission on June 28, 2012, as amended.  The Exchange Offer expired at 5:00 p.m., Eastern Standard Time, on Friday, July 27, 2012.

The issuance of shares of Common Stock in the warrant exchanges was made pursuant to the exemption from the registration requirements of the Securities Act of 1933, as amended, provided by Section 3(a)(9) of the Securities Act.  No proceeds were received and no commissions were paid by the Company in connection with the Exchange Offer.

Item 16. Exhibits and Financial Statements Schedules

(a)         Exhibits

A list of exhibits filed with this registration statement on Form S-1 is set forth on the Exhibit Index and is incorporated herein by reference.

(b)         Financial Statement Schedules

All schedules have been omitted because either they are not required, are not applicable or the information is otherwise set forth in the financial statements and related notes thereto.

Item 17. Undertakings.

(a)   The undersigned registrant hereby undertakes:

(1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

(2)   To include any prospectus required by Section 10(a)(3) of the Securities Act;

(3)   To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

(4)   To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(b)   That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(d)   The undersigned Registrant hereby undertakes that:

(1)   For purposes of determining any liability under the Securities Act of 1933, as amended, the information omitted from a form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933, as amended, shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)   For the purpose of determining any liability under the Securities Act of 1933, as amended, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, or the Act, may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this amendment no. 6 to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Ann Arbor, state of Michigan on August 13, 2013.

AASTROM BIOSCIENCES, INC.

By:	/s/ Dominick C. Colangelo
Dominick C. Colangelo

President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Dominick C. Colangelo	President, Chief Executive Officer and Director	August 13, 2013
Dominick C. Colangelo	(Principal Executive Officer)

/s/ Brian D. Gibson	Vice President of Finance, Chief Accounting Officer and Treasurer	August 13, 2013
Brian D. Gibson	(Principal Financial and Accounting Officer)

*	Chairman of the Board of Directors	August 13, 2013
Robert L. Zerbe, M.D.

*	Director	August 13, 2013
Ronald M. Creswell, Ph.D.

*	Director	August 13, 2013
Alan L. Rubino

*	Director	August 13, 2013
Nelson M. Sims

*/s/ Dominick C. Colangelo		August 13, 2013
Dominick C. Colangelo, Attorney-in-fact

EXHIBIT INDEX

Exhibit No.	Description

1.1 #	Form of Underwriting Agreement.

3.1

Restated Articles of Incorporation of the Company, filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on December 17, 2009 and incorporated herein by reference (File No. 000-22025).

3.2

Certificate of Amendment to Restated Articles of Incorporation of the Company dated February 9, 2010, filed as Exhibit 3.2 to the Company’s Post-Effective Amendment No. 1 to Form S-1 filed on March 31, 2010 and incorporated herein by reference (File No. 333-160044).

3.3

Certificate of Amendment to Restated Articles of Incorporation of the Company dated March 22, 2011, filed as Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed on March 25, 2011 and incorporated herein by reference (File No. 000-22025).

3.4

Certificate of Designation, Preferences and Rights, of the Company classifying and designating the Series A Junior Participating Cumulative Preferred Stock, attached as Exhibit 3.1 to the Company’s Current Report on Form 8-A filed on August 12, 2011, incorporated herein by reference.

3.5

Amended and Restated Certificate of Designations, Preferences and Rights, of the Company classifying and designating the Series B-1 Non-Voting Convertible Preferred Stock and the Series B-2 Voting Convertible Preferred Stock, attached as Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on August 12, 2013, incorporated herein by reference.

3.6	Amended and Restated Bylaws, filed as Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on November 12, 2010 and incorporated herein by reference.

4.1	Specimen Common Stock Certificate, filed as Exhibit 4.1 to Amendment No. 2 to the Company’s Registration Statement on Form S-1/A filed on December 20, 1996 and incorporated herein by reference.

4.2

Shareholder Rights Agreement, dated as of August 11, 2011, between the Company and Continental Stock Transfer & Trust Company, as Rights Agent, attached as Exhibit 4.1 to the Company’s Current Report on Form 8-A filed on August 12, 2011, incorporated herein by reference.

4.3

Amendment to Shareholder Rights Agreement, dated as of March 9, 2012, between the Company and Continental Stock Transfer & Trust Company, as Rights Agent, attached as Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on March 9, 2012, incorporated herein by reference.

4.4 #	Form of Warrant.

5.1 *	Opinion of Dykema Gossett PLLC.

10.1	Form of Indemnification Agreement, attached as Exhibit 10.1 to the Company’s Registration Statement on Form S-1 (No. 333-15415), filed on November 1, 1996, incorporated herein by reference.

10.2

Amended and Restated 1992 Incentive and Non-Qualified Stock Option Plan and forms of agreements thereunder, attached as Exhibit 10.5 to the Company’s Registration Statement on Form S-1 (No. 333-15415), filed on November 1, 1996, incorporated herein by reference.

10.3	Form of Employment Agreement, attached as Exhibit 10.8 to the Company’s Registration Statement on Form S-1 (No. 333-15415), filed on November 1, 1996, incorporated herein by reference.

10.4

License Agreement, dated March 13, 1992, between the Company and the University of Michigan and amendments thereto dated March 13, 1992, October 8, 1993 and June 21, 1995, attached as Exhibit 10.17 to the Company’s Registration Statement on Form S-1 (No. 333-15415), filed on November 1, 1996, incorporated herein by reference.

10.5	2001 Stock Option Plan, attached as Exhibit 10.72 to the Company’s Annual Report on Form 10-K for the year ended June 30, 2002, incorporated herein by reference.

10.6	2004 Equity Incentive Plan, attached as Exhibit 10.82 to Amendment No. 1 to the Company’s Quarterly Report on Form 10-Q/A for the quarter ended September 30, 2004, incorporated herein by reference.

10.7

Form of Option and Restricted Stock Award Agreements for Grants under 2004 Equity Incentive Plan, attached as Exhibit 10.84 to the Company’s Annual Report on Form 10-K for the year ended June 30, 2005, incorporated herein by reference.

10.8

Amendment dated December 5, 2002 to License Agreement with the University of Michigan, attached as Exhibit 10.87 to the Company’s Annual Report on Form 10-K for the year ended June 30, 2005, incorporated herein by reference.

10.9	2004 Equity Incentive Plan, as amended, attached as Exhibit 99.1 to the Company’s Current Report on Form 8-K filed on November 8, 2006, incorporated herein by reference.

10.10

Forms of Grant Notice and Stock Option Agreement for Grants under 2004 Equity Incentive Plan, as amended, attached as Exhibit 99.2 to the Company’s Current Report on Form 8-K filed on November 8, 2006, incorporated herein by reference.

10.11	Form of Purchase Agreement, attached as Exhibit 10.3 to the Company’s Current Report on Form 8-K filed on October 16, 2007, incorporated herein by reference.

10.12	Form of Warrant, attached as Exhibit 10.4 to the Company’s Current Report on Form 8-K filed on October 16, 2007, incorporated herein by reference.

10.13

Lease agreement between Domino’s Farms Office Park, LLC and the Company, as amended., attached as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on April 9, 2013, incorporated herein by reference.

10.14	2009 Omnibus Incentive Plan, attached as Appendix II to the Company’s Proxy Statement filed on October 9, 2009, incorporated herein by reference.

10.15

Class A Warrant Agreement, dated as of January 21, 2010, by and between the Company and Continental Stock Transfer & Trust Company (incorporated herein by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the SEC on January 27, 2010).

10.16

Class B Warrant Agreement, dated as of January 21, 2010, by and between the Company and Continental Stock Transfer & Trust Company (incorporated herein by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K filed with the SEC on January 27, 2010).

10.17

Underwriting Agreement, dated as of January 15, 2010, and between the Company and Oppenheimer & Co. Inc. (incorporated herein by reference to Exhibit 1.1 to the Company’s Current Report on Form 8-K filed on January 15, 2010).

10.18

Form of indemnification agreement entered into between the Company and each of its directors, attached as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on August 31, 2010, incorporated herein by reference.

10.19	Amended Code of Business Conduct and Ethics, attached as Exhibit 14.1 to the Company’s Current Report on Form 8-K filed on August 31, 2010, incorporated herein by reference.

10.20

Contract Manufacturing and Supply Agreement, dated as of November 1, 2010, by and between Vention Medical (formerly ATEK Medical, LLC) and the Company (incorporated herein by reference to Exhibit 10.30 to the Company’s Annual Report on Form 10-KT for the year ended December 31, 2010).

10.21

Warrant Agreement, dated as of December 15, 2010, by and between the Company and Continental Stock Transfer & Trust Company (incorporated herein by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on December 16, 2010).

10.22

Underwriting Agreement, dated as of December 10, 2010, and between the Company and Stifel, Nicolaus & Company, Incorporated, Needham & Company, LLC and Roth Capital Partners (incorporated herein by reference to Exhibit 1.1 to the Company’s Current Report on Form 8-K filed on December 10, 2010).

10.23	Amendment to the 2009 Omnibus Incentive Plan, dated March 21, 2011 (incorporated herein by reference to Exhibit 10.4 to the Company’s Current Report on Form 8-K, filed on March 25, 2011).

10.24	Employment Agreement with Ronnda L. Bartel, PhD, dated March 22, 2011 (incorporated herein by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed on March 25, 2011).

10.25	Senior Executive Incentive Bonus Plan (incorporated herein by reference to Exhibit 10.3 to the Company’s current Report on Form 8-K, filed on March 25, 2011).

10.26

At Market Issuance Sales Agreement, dated June 16, 2011, by and among the Company and McNicoll, Lewis & Vlak LLC (incorporated herein by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on June 16, 2011).

10.27

Master Services Agreement by and between the Company and PPD, made and entered into as of September 23, 2011 (the “Master Services Agreement”) (incorporated herein by reference to Exhibit 10.28 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2012).

10.28	Project Addendum to the Master Services Agreement, dated as of November 16, 2011 (incorporated herein by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed November 22, 2011).

10.29

Registration Rights Agreement, dated March 9, 2012, between the Company and Eastern Capital Limited, attached as Exhibit 10.2 to the Company’s Current Report on Form 8-K filed on March 9, 2012, incorporated herein by reference.

10.30

Securities Purchase Agreement, dated as of March 9, 2012, by and between the Company and Eastern Capital Limited (incorporated herein by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on March 9, 2012).

10.31	Employment Agreement, dated as of April 3, 2013, by and between the Company and Daniel R. Orlando (incorporated herein by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed on

April 9, 2013).

10.32

Employment Agreement, dated as of October 26, 2012, by and between the Company and Brian Gibson (incorporated herein by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on October 26, 2012).

10.33	Amendment to the 2009 Omnibus Incentive Plan, dated May 3, 2012 (incorporated herein by reference to Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q, filed on August 7, 2012).

10.34	Form of Warrant Exchange Agreement, dated June 27, 2012 (incorporated herein by reference to Exhibit 10.1 to the Company’s Report on Form 8-K, filed on June 27, 2012).

10.35

Executive Resignation Agreement, executed on December 12, 2012 and effective December 14, 2012, by and between the Company and Tim M. Mayleben (incorporated herein by reference to Exhibit 10.30 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2012).

10.36

Executive Employment Agreement, executed March 4, 2013 and effective March 1, 2013, by and between the Company and Dominick C. Colangelo (incorporated herein by reference to Exhibit 10.1 to the Company’s Report on Form 8-K, filed on March 8, 2013).

23.1*	Consent of PricewaterhouseCoopers LLP.

23.2*	Consent of Dykema Gossett PLLC (included in Exhibit 5.1 hereto).

24.1*	Power of Attorney (included in signature pages to this Registration Statement).

#                                                                            Filed herewith.

*                                                                            Previously filed.